                                                                   EXHIBIT 10.21


                               FOURTH AMENDMENT TO
                         RECEIVABLES PURCHASE AGREEMENT

         THIS FOURTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 10, 2003 (this "Amendment"), is entered into among ATRIUM FUNDING CORP., a Delaware corporation, as seller (the "Seller"), ATRIUM COMPANIES, INC., a Delaware corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation), a Delaware limited liability company (the "Purchaser"), and HARRIS NESBITT CORP. (f/k/a BMO Nesbitt Burns Corp.), a Delaware corporation as agent for the Purchaser (in such capacity, together with its successors and assigns in such capacity, the "Agent").

                                   BACKGROUND

         1. The Seller, the Servicer, the Purchaser and the Agent are parties to that certain Receivables Purchase Agreement, dated as of July 31, 2001 (as amended through the date hereof, the "Agreement").

         2. The parties hereto desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         SECTION 2. Amendments. The Agreement is hereby amended as follows:

         2.1. Exhibit I to the Agreement is hereby amended by adding thereto the following new definitions in appropriate alphabetical order:

                  "Account" shall mean any account (as that term is defined in Section 9-102(a)(2) of the UCC) of Atrium or any of its subsidiaries arising from the sale or lease of goods or rendering of services.

                  "Contingent Obligation" shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Debt, lease, dividend or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Fixed Charge Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the Measurement Period ending on or immediately prior to such Test Date to (y) Fixed Charges for such Measurement Period.

                  "Fixed Charges" shall mean, for any Measurement Period, the sum of (i) Consolidated Interest Expense for such period, (ii) the sum of all scheduled principal payments on any Debt of Atrium and its Consolidated Subsidiaries (including, without duplication, any lease payments in respect of Capital Leases attributable to the principal component thereof for such period), (iii) Capital Expenditures actually made during such period and (iv) all income taxes actually paid in cash by Atrium and its Subsidiaries during such period.

                  "Guaranty Obligation" shall have the meaning set forth in the definition of "Contingent Obligation" herein.

                  "Holdings" shall mean Atrium Corporation, a Delaware corporation.

                  "Surety Instruments" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

                  "Transactions" shall have the meaning set forth in the Credit Agreement.

         2.2. The definition of "Adjusted Net Income" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Adjusted Net Income" shall mean, for purposes of the financial covenants listed in paragraph (s) of Exhibit IV to the Agreement only, for any period, the consolidated net income (loss) for such period, of Atrium and its Consolidated Subsidiaries, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Dispositions not in the ordinary course of business and Excluded Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income or expense for such period and the tax consequences thereof (including expenses related to the Transactions or any Permitted Acquisition); provided that an item will not be considered "non-recurring" if it is in the ordinary course of continuing operations or if such item occurred within the prior two years, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Atrium or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Atrium or (subject to clause (d) below) any Subsidiary during such period to the extent not in excess of Atrium's or such Subsidiary's proportionate interest in such Person's consolidated net income for such period, and (d) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted (without giving effect to any non-permanent waiver), directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.

         2.3. The definition of "Capital Expenditures" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Capital Expenditures" shall mean, for purpose of the financial covenants listed in clause (s) of Exhibit IV to the Agreement only, for any period, any direct or indirect expenditures of Atrium and the Subsidiaries which should be capitalized on the consolidated balance sheet of Atrium and the Subsidiaries in accordance with GAAP in respect of the purchase or other acquisition of fixed or capital assets (including, without limitation, securities), excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) any expenditure made with the Net Available Proceeds of any Disposition to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(iv) of the Credit Agreement, (iii) any expenditure made with the proceeds of any Excluded Disposition, (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) of the Credit Agreement and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (x) of Section 2.10(a)(i) of the Credit Agreement within the period specified therein, (v) expenditures to effect Permitted Acquisitions,
         (vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business, (vii) any deposits required to be made in connection with the purchase or other acquisition of fixed or capital assets; provided, however, that such a deposit shall no longer be excluded from Capital Expenditures if used to purchase or acquire fixed or capital assets, (viii) option exercise costs to acquire Property and the costs of improvements to such Property so long as such Property is sold within the same fiscal year, (ix) any capitalized interest and (x) capital expenditures resulting from operating lease conversions pursuant to Section 9.08(k)(ii) of the Credit Agreement.

         2.4. The definition of "Permitted Holders" set forth in clause (c) of the last paragraph of the definition of "Change in Control" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  (c) "Permitted Holders" means (i) ATR Acquisition, LLC and any other investment entity managed or controlled by Kenner & Company, Inc. and/or its Affiliates, (ii) UBS Capital Americas II, LLC and/or its Affiliates, (iii) ML IBK Positions, Inc. and/or its Affiliates, (iv) any partners, members or investors (either directly or indirectly through any investment partnerships or entities) in the entities described in clauses (i), (ii) and (iii) above who are distributees of investments held by the entities described in clauses (i), (ii) and
         (iii) above, (v) any immediate family members or lineal descendents, or trusts or other entities for their benefit in respect of the Persons described in clauses (i), (ii), (iii) and (iv) above, and (vi) any Affiliates in respect of the Persons described in clauses (i), (ii),
         (iii) and (iv) above.

         2.5. The definition of "Consolidated EBITDA" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Consolidated EBITDA" shall mean, for any Measurement Period, the remainder of (A) the sum (without duplication) of the amounts for such period of (i) Adjusted Net Income, (ii) income tax expense to the extent deducted in determining Adjusted Net Income for such period,
         (iii) the sum of (a) all interest expense to the extent deducted in determining Adjusted Net Income for such period, plus (b) an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) for such period on any Permitted Receivables Transaction, plus (c) other than for purposes of the definition of Excess Cash Flow, Permitted Securitization Fees paid or payable in cash for such period to the extent deducted in determining Adjusted Net Income for such period (without duplication of any such amounts added back pursuant to any other clause of this definition), (iv) depreciation expenses and amortization expense to the extent deducted in determining Adjusted Net Income for such period, (v) the non-cash component of any item of expense to the extent deducted in determining Adjusted Net Income for such period, other than to the extent requiring an accrual or reserve for future cash expenses, (vi) the amortization or expensing of any asset step-up resulting from purchase accounting to the extent deducted in determining Adjusted Net Income, (vii) other than for purposes of calculating Excess Cash Flow, to the extent deducted in determining Adjusted Net Income, the cash portion of stock compensation expense related to the departure from Holdings or any Subsidiary of any Person owning any Equity Interests of Holdings up to a maximum of $15.0 million,
         (viii) expenses resulting from changes in accounting methods, (ix) the non-cash portion of stock compensation expense to the extent not requiring any cash expenses in the relevant Measurement Period and (x) non-capitalized acquisition expenses, all as determined on a consolidated basis for Atrium and its Consolidated Subsidiaries in accordance with GAAP, minus (B) the sum of (1) cash dividends and other distributions paid by Atrium pursuant to Sections 9.10(b)(i) of the Credit Agreement and (2) solely for purposes of calculating Consolidated EBITDA for purposes of the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, interest income from Permitted Investments.

                  Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a pro forma basis (as determined by the Credit Agreement) to give effect to the Transactions, any Acquisition permitted hereby and Dispositions (other than any Dispositions in the ordinary course of business) consummated during the relevant Measurement Period as if each such Acquisition had been effected on the first day of such period and as if each such Disposition had been consummated on the day prior to the first day of such period.

                  Notwithstanding the foregoing, Consolidated EBITDA for (i) the first fiscal quarter of 2003 shall be $12.447 million, (ii) the second fiscal quarter of 2003 shall be $25.753 million and (iii) the third fiscal quarter of 2003 shall be $27.106 million, subject to accounting for Acquisitions and Dispositions occurring after the date hereof (other than the Transactions) on a pro forma basis (as determined by the Credit Agreement). In addition, Consolidated EBITDA for the fourth fiscal quarter of 2003 shall be increased by $764,000 to account for amounts related to certain operating lease conversions and management fees that were deducted in determining Adjusted Net Income.

         2.6. The definition of "Consolidated Interest Expense" set forth in
Exhibit I to the Agreement is hereby amended and restated by adding to the end thereof the following new paragraph:

                  Consolidated Interest Expense shall be calculated on a pro forma basis (as determined by the Credit Agreement) to give effect to any Debt incurred, assumed or permanently repaid or extinguished during the relevant Measurement Period in connection with any Acquisitions permitted hereby and Dispositions (other than any Dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

         2.7. The definition of "Credit Agreement" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Credit Agreement" means the Credit Agreement among Atrium Companies, Inc., as borrower, Atrium Corporation, the subsidiary guarantors therein, each of the lenders that is or becomes a signatory thereto as lender, Canadian Imperial Bank of Commerce, as the administrative agent and as the collateral agent, UBS Securities LLC ("UBSS"), as the syndication agent, Antares Capital Corporation, as the documentation agent, and CIBC World Markets Corp. and UBSS, as the joint lead arrangers and joint book-runners, dated as of December 10, 2003 (without regard, or giving effect, to any amendments, supplements, amendments and restatements, replacements or other modification thereof or thereto that may take place on or after such date).

         2.8. The definition of "Debt" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Debt" means (1) solely with regard to this Agreement: (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and
         (2) solely with respect to the terms used in this Exhibit I to define (directly or indirectly) certain terms used in the financial covenants listed in paragraph(s) of Exhibit IV to the Agreement, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all non-contingent (but only so long as non-contingent) obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses paid on customary terms and not more than 60 days past due and incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), the amount of such indebtedness to be deemed the fair market value of such Property; (f) all Capital Lease Obligations of such Person; (g) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (h) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (i) all obligations of such Person under any take-or-pay or other similar arrangements that are not in the ordinary course of business; (j) all obligations of such Person under any Disqualified Capital Stock; (k) all indebtedness of other Persons referred to in clauses (a) through (j) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, the amount of such indebtedness to be deemed to be the fair market value of such Property; and (l) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. Debt shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services. The Debt of any Person shall include any Debt of any partnership in which such Person is the general partner.

         2.9. The definition of "Disqualified Capital Stock" set forth in
Exhibit I to the Agreement is hereby amended and restated by replacing the date "June 30, 2006" where it appears in the last line thereof, with the date "December 10, 2008" therein.

         2.10. The definition of "Excluded Dispositions" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Excluded Dispositions" shall mean (i) Dispositions for fair market value resulting in no more than $5.0 million in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the applicable Obligor (or any of its Subsidiaries) effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of; (iii) other than for purposes of Section 9.06 of the Credit Agreement, any transaction permitted by Section 9.06 of the Credit Agreement (other than clauses (g) and (h) thereof), any Lien and any Investment permitted by Section 9.09 of the Credit Agreement; (iv) any issuance of Equity Interests by any Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds; and (v) the sale of inventory in the ordinary course of business.

         2.11. Paragraph (a) of the definition of "Facility Termination Date" set forth in Exhibit I to the Agreement is hereby amended and restated by replacing the date "July 31, 2004" with the date "December 10, 2008" therein.

         2.12. The definition of "Permitted Receivables Transaction" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Permitted Receivables Transaction" shall mean any transaction providing for the sale or financing of Accounts receivable (other than between Qualified Companies) including the facility evidenced by the Agreement and the other Transaction Documents; provided, however, that
         (a) any such transaction shall be consummated on material terms substantially as described on Annex A to the Credit Agreement and such other terms and provisions that in Atrium's good faith judgment are usual and customary for transactions of this type (including, without limitation, representations warranties, covenants, indemnities and defaults), or as the Majority Lenders may otherwise consent, such consent not to be unreasonably withheld, and (b) the advance rate thereunder shall not be less than 50% of face value of the Accounts subject thereto and the aggregate purchase commitments thereunder by the parties other than any Obligor shall not exceed $75,000,000, in the aggregate for all such transactions in effect from time to time.

         2.13. The definition of "Total Debt" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  "Total Debt" shall mean, at any date, and without duplication, the aggregate amount of Debt of Atrium and its Consolidated Subsidiaries of the types described in clauses (a), (b), (c), (d), (e),
         (f), (h) and (j) of paragraph (2) of the definition of "Debt" and all Guaranty Obligations of Atrium and its Consolidated Subsidiaries in respect thereof as of such date and determined on a consolidated basis in accordance with GAAP.

         2.14. Paragraph (s) of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:

                  (s) Financial Covenants.

                           (i) Maximum Total Leverage Ratio. With regard to the
                  Servicer (on a consolidated basis) the Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

                 Period                                                   Ratio
                 ------                                                   -----
                 December 10, 2003 through September 30, 2004             4.95x
                 October 1, 2004 through September 30, 2005               4.75x
                 October 1, 2005 through September 30, 2006               4.25x
                 October 1, 2006 through September 30, 2007               3.75x
                 October 1, 2007 through September 30, 2008               3.25x
                 October 1, 2008 and thereafter                           3.00x

                           (ii) Minimum Interest Coverage Ratio. With regard to
                  the Servicer (on a consolidated basis), the Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                 Period                                                   Ratio
                 ------                                                   -----
                 December 10, 2003 through September 30, 2004             2.25x
                 October 1, 2004 through September 30, 2005               2.25x
                 October 1, 2005 through September 30, 2006               2.50x
                 October 1, 2006 through September 30, 2007               2.50x
                 October 1, 2007 through September 30, 2008               2.75x
                 October 1, 2008 and thereafter                           3.00x

                           (iii) Minimum Fixed Charge Coverage Ratio. With
                  regard to the Servicer (on a consolidated basis), the Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                 Period                                                   Ratio
                 ------                                                   -----
                 December 10, 2003 through September 30, 2004             1.25x
                 October 1, 2004 through September 30, 2005               1.25x
                 October 1, 2005 through September 30, 2006               1.25x
                 October 1, 2006 through September 30, 2007               1.25x
                 October 1, 2007 through September 30, 2008               1.25x
                 October 1, 2008 and thereafter                           1.25x

                           (iv) Capital Expenditures. The Servicer shall not
                  permit the aggregate amount of Capital Expenditures made by it and its subsidiaries to exceed (a) $25.0 million in the aggregate for the fiscal year ended December 31, 2003, (b) $25.0 million in the aggregate for the fiscal year ended December 31, 2004, (c) $26.0 million for the fiscal year ended December 31, 2005, (d) $27.0 million for the fiscal year ended December 31, 2006, (e) $28.0 million for the fiscal year ended December 31, 2007, (f) $29.0 million for the fiscal year ended December 31, 2008, (g) $30.0 million for the fiscal year ended December 31, 2009 and (h) $31.0 million for the fiscal year ended December 31, 2010; provided, however, that (x) if the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then 75% of the amount of such shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover."

         SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchaser as follows:

                  (a) Representations and Warranties. The representations and warranties of such Person contained in Exhibit III to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

                  (b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

                  (c) Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing.

         SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Agent), in form and substance satisfactory to the Agent:

                  (a) counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;

                  (b) receipt by the Agent of written confirmation from each Rating Agency that the effectiveness of this Amendment will not cause the downgrade or withdrawal by such Rating Agency of its then current rating of the Notes of the Purchaser;

                  (c) receipt by the Agent from the Seller on the date hereof of an "amendment fee" in the amount set forth in that certain fee letter dated December 10, 2003, by and between Seller and Agent;

                  (d) receipt by the Agent of a true and correct copy of the Credit Agreement, executed by each of the parties thereto; and

                  (e) such other documents, opinions, instruments and approvals as the Agent may reasonably request.

         SECTION 5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "the Receivables Purchase Agreement," "this Agreement," "hereof," "herein" or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

         SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to conflict of laws principles.

         SECTION 8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this amendment or the Agreement or any provision hereof or thereof.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective, duly authorized officers as of the date and year first-above written.

                                                ATRIUM FUNDING CORP., as Seller


                                                By:
                                                    ----------------------------
                                                Name Printed:
                                                              ------------------
                                                Title:
                                                       -------------------------

                                                ATRIUM COMPANIES, INC.,
                                                as Servicer


                                                By:
                                                    ----------------------------
                                                Name Printed:
                                                              ------------------
                                                Title:
                                                       -------------------------

                                                HARRIS NESBITT CORP., as Agent


                                                By:
                                                    ----------------------------
                                                Name Printed:
                                                              ------------------
                                                Title:
                                                       -------------------------

                                                By:
                                                    ----------------------------
                                                Name Printed:
                                                              ------------------
                                                Title:
                                                       -------------------------

                                                FAIRWAY FINANCE COMPANY, LLC,
                                                as Purchaser


                                                By:
                                                    ----------------------------
                                                Name Printed:
                                                              ------------------
                                                Title:
                                                       -------------------------